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                                  EXHIBIT 12.1

                            STATE STREET CORPORATION

                       Ratio of Earnings to Fixed Charges

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                                                                           Year Ended December 31,
                                                          --------------------------------------------------------
(Dollars in millions)                                     2000        1999       1998      1997     1996    1995
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
(A) Excluding interest on deposits:
Earnings:
  Income before income taxes                           $   979     $   974    $   662   $   568   $  453   $  370
  Fixed charges                                          1,360         954        856       613      477      495
                                                       --------    --------   --------  --------  -------  -------
     Earnings as adjusted                              $ 2,339     $ 1,928    $ 1,518   $ 1,181   $  930   $  865
                                                       ========    ========   ========  ========  =======  =======

Income before income taxes
  Pretax income from continuing
   operations as reported                              $   971     $   968    $   657   $   564   $  447   $  366
  Share of pretax income (loss) of 50% owned
   subsidiaries not included in above                        8           6          5         4        6        4
                                                       --------    --------   --------  --------  -------  --------
      Net income as adjusted                           $   979     $   974    $   662   $   568   $  453   $  370
                                                       ========    ========   ========  ========  =======  ========

Fixed charges:
  Interest on other borrowings                         $ 1,268     $   874    $   770   $   548   $  452   $  482
  Interest on long-term debt including
     amortization of debt issue costs                       82          70         66        55       15        9
  Portion of rents representative of the
   interest factor in long term lease                       10          10         20        10       10        4
                                                       --------    --------   --------  --------  -------  -------
      Fixed charges                                    $ 1,360     $   954    $   856   $   613   $  477   $  495
                                                       ========    ========   ========  ========  =======  =======

Ratio of earnings to fixed charges                        1.72 x      2.02 x     1.77 x    1.93 x   1.95 x   1.75 x

(B) Including interest on deposits:
Adjusted earnings from (A) above                       $ 2,339     $ 1,928    $ 1,518   $ 1,181   $  930   $  865
Add interest on deposits                                 1,012         712        656       512      425      416
                                                       --------    --------   --------  --------  -------  -------
Earnings as adjusted                                   $ 3,351     $ 2,640    $ 2,174   $ 1,693   $1,355   $1,281
                                                       ========    ========   ========  ========  =======  =======

Fixed Charges:
  Fixed charges from (A) above                         $ 1,360     $   954    $   856   $   613   $  477   $  495
  Interest on deposits                                   1,012         712        656       512      425      416
                                                       --------    --------   --------  --------  -------  -------
Adjusted fixed charges                                 $ 2,372     $ 1,666    $ 1,512   $ 1,125   $  902   $  911
                                                       ========    ========   ========  ========  =======  =======

Adjusted earnings to adjusted fixed
  charges                                                 1.41 x      1.58 x     1.44 x    1.50 x   1.50 x   1.41 x
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